SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November  28, 2001
                                                --------------------------------

                               Mirant Corporation
             (Exact name of registrant as specified in its charter)


 Delaware                         001-16107                 58-2056305
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File     (IRS Employer Identification
     of incorporation)              Number)                    No.)


    1155 Perimeter Center West Suite 100, Atlanta, Georgia            30338
--------------------------------------------------------------------------------
           (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code    (678) 579-5000
                                                  ------------------------------


                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 9.         Regulation FD Disclosure

     This 8-K is being furnished to provide updated and additional information related to our exposure from Enron Corporation and its various subsidiaries ("Enron").

     The following table provides greater detail of our approximate pre-tax financial exposure as of November 28, 2001 from Enron before any provisions. We do not anticipate that income for the fourth quarter of 2001 will reflect any changes in the value of our contracts with Enron after November 28 2001. We are currently in the process of determining the amount, if any, of provisions related to our exposure that may be included in our 2001 financial statements.

                                                          Without              With
                                                      Enron Subsidiary   Enron Subsidiary
Entity                                                    Set-off            Set-off
-----------------------------------------------------------------------  ----------------
                                                                  (in millions)
Europe:
Enron Nordic/Capital Trade(1)(3)                               $8.4               $8.4
Enron Nordic/Capital Trade(1)(3)                                                  (6.9)
                                                      -------------      -------------
Total Europe Trading Exposure                                   8.4                1.5(2)

US:
Enron North America
     Financial Mark-to-Market(1)                               75.1               75.1
     Gas Physicals(1)                                          33.0               33.0
Enron Power Marketing (Mark-to-Market/ A/R Exp.)(1)                               (9.1)

Canada:
Enron Canada/Enron NA(1)(3)                                     1.1               (4.0)

Collateral (Cash)                                             (38.7)             (38.7)
                                                      -------------      -------------
Total U.S. & Canada Trading Exposure                           70.5               56.3(2)
                                                      -------------      -------------
Net Mirant Trading Exposure                                   $78.9              $57.8(2)
                                                      =============      =============

(1) These amounts represent netting of all commodities within the same entity consistent with master contract agreements.

(2) These amounts take into account certain additional set-off claims with different Enron entities that we intend aggressively to pursue.

(3)  Certain amounts are subject to currency fluctuations.

     In addition our 49% owned United Kingdom affiliate, Western Power Distribution (WPD), is approximately a 15% equity investor in the 1,875-megawatt Teesside Power Station, located in northern England. Enron participates in Teesside through its European affiliates as an owner, an operator, and a power purchaser of the project. The potential impact of Enron insolvency on the operational and financial performance of Teesside has not been fully determined. Failure by Enron to perform on all or a portion of its obligations related to Teesside would create significant risk as to the ongoing viability of the project at current investment levels. The amount of our indirect ownership in Teesside at risk is approximately $32 million.

Caution regarding forward-looking statements:

Some of the statements provided herein, including estimates of our exposure from Enron, certain forward-looking information, in addition to historical information. We caution that there can be no assurance that such indicative results will be realized and that there are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, such as, but not limited to (i) interpretation of bankruptcy laws concerning amounts due and the ability to set off certain claims with various Enron entities; (ii) indirect effects of the Enron bankruptcy, including reduced liquidity in commodity supply and pricing in the trading markets and our ability to effectively replace terminated contracts with which Enron was the counterparty; (iii) with respect to European and Canadian exposure, fluctuations in currency exchange rates; and (vi) litigation exposure that may emerge in order for us to defend our various positions and assertions with respect to the Enron situation. We expressly disclaim any obligation to update any of the forward-looking information presented herein, including any exposure fluctuations.

                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     December 5, 2001                     MIRANT CORPORATION




                  `                            By /s/James A. Ward
                                               ---------------------------------
                                                  James A. Ward
                                                  Senior Vice President, Finance
                                                  And Accounting
                                                 (Principal Accounting Officer)